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                                                                      Exhibit 23
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                           PriceWaterhouseCoopers LLP
                             One South Market Square
                            Harrisburg, PA 17101-9916
                            Telephone (717) 231-5900
                            Facsimile (717) 232-5672


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-92512 and 333-385655) of Susquehanna Bancshares, Inc. of our report dated January 24, 2000, except as to Note 18 which is as of March 3, 2000, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

March 24, 2000